Exhibit 99.1

RR Donnelley Media Contact: Doug Fitzgerald, Executive Vice President Communications Tel: 630-322-6830 E-mail: doug.fitzgerald@rrd.com RR Donnelley Investor Contact: Dave Gardella, Vice President Investor Relations 312-326-8155 E-mail: david.a.gardella@rrd.com

Bowne Media Contact: Pamela Blum, Director of Corporate Communications Tel: 212-658-5884 E-mail: pamela.blum@bowne.com Bowne Investor Relations Contact: Bryan Berndt, Treasurer Tel: 212-658-5817 E-Mail: bryan.berndt@bowne.com

RR DONNELLEY AND BOWNE EXTEND TIME TO COMPLETE MERGER AND REAFFIRM EXPECTATIONS THAT ACQUISITION OF BOWNE WILL CLOSE IN 2010

CHICAGO and NEW YORK, October 21, 2010 — R.R. Donnelley & Sons Company (NASDAQ: RRD) and Bowne & Co., Inc. (NYSE: BNE) announced today that pursuant to the terms of the Merger Agreement entered into among RR Donnelley, Bowne and Snoopy Acquisition, Inc. on February 23, 2010, the termination date of the Merger Agreement has been extended as provided for in the Merger Agreement from October 23, 2010 to January 23, 2011.

RR Donnelley and Bowne had previously disclosed on May 12, 2010, that each had received a request for additional information (commonly known as a “second request”) from the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). Completion of the transaction remains subject to the expiration or termination of the waiting period under the HSR Act and other customary closing conditions. RR Donnelley and Bowne continue to expect the transaction to close during 2010.

About RR Donnelley

RR Donnelley (NASDAQ: RRD) is a global provider of integrated communications. Founded more than 146 years ago, the company works collaboratively with more than 60,000 customers worldwide to develop custom communications solutions that reduce costs, enhance ROI and ensure compliance. Drawing on a range of proprietary and commercially available digital and conventional technologies deployed across four continents, the company employs a suite of leading Internet based capabilities and other resources to provide premedia, printing, logistics and business process outsourcing products and services to leading clients in virtually every private and public sector.

For more information and for RR Donnelley’s Corporate Social Responsibility Report, visit the company’s web site at http://www.rrdonnelley.com

About Bowne

Bowne provides shareholder and marketing communications services around the world. Dealmakers rely on Bowne to handle critical capital markets communications with speed and accuracy. Compliance professionals turn to Bowne to prepare and file regulatory and shareholder communications online and in print. Investment managers and third party fund administrators count on Bowne’s integrated solutions to streamline their document processes and produce high quality communications for their shareholders. Marketers look to Bowne to create and distribute customized, one-to-one communications on demand. With 2,700 employees in 50 offices around the globe, Bowne has met the ever-changing demands of its clients for more than 230 years. For more information, please visit www.bowne.com.

Use of Forward-Looking Statements

This news release may contain “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Such factors include, among others, unanticipated issues associated with obtaining approvals to complete the transaction or other unexpected issues that could impact the closing of the deal. Readers are strongly encouraged to read the full cautionary statements contained in each of RR Donnelley’s and Bowne’s filings with the SEC. Both RR Donnelley and Bowne disclaim any obligation to update or revise any forward-looking statements.

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